SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2012 (November 2, 2012)

Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15,222
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 562-0900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Education Management Corporation (the "Company") held its 2012 Annual Meeting of Shareholders on November 2, 2012 (the "Annual Meeting"). Set forth below are the matters the shareholders voted on and the final voting results.

Item 1 - Election of Directors

Each of the following ten Directors, who were nominated to hold office for a term of one year and until their respective successors are duly elected and qualified, were elected by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward H. West	109,342,262	655,837	1,884,052
Mick J. Beekhuizen	109,347,720	650,379	1,884,052
Samuel C. Cowley	109,631,360	366,729	1,884,052
Adrian M. Jones	108,479,002	1,519,097	1,884,052
Jeffrey T. Leeds	108,845,501	1,512,598	1,884,052
John R. McKernan, Jr.	109,348,130	649,969	1,884,052
Leo F. Mullin	108,994,335	1,003,764	1,884,052
Brian A. Napack	109,207,458	790,641	1,884,052
Todd S. Nelson	109,337,740	660,359	1,884,052
Paul J. Salem	108,800,934	1,197,165	1,884,052
Peter O. Wilde	108,478,902	1,519,197	1,884,052

Item 2 - Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013 was ratified by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,660,578	221,388	185	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:        /s/ J. DEVITT KRAMER
Name:    J. Devitt Kramer
Title:    SVP, General Counsel and Secretary

Dated:  November 5, 2012